UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
March 14, 2005

Brown Shoe Company, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

New York --------------------------- (State or Other Jurisdiction of Incorporation)	001-2191 ------------------- (Commission File Number)	43-0197190 --------------------------- (IRS Employer Identification No.)

8300 Maryland Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63105 ------------------ (Zip Code)

(314) 854-4000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On March 14, 2005, Brown Shoe Company, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Heritage Fund III, L.P., Heritage Fund IIIA, L.P., Heritage Investors III, L.P. (collectively, “Heritage”), BICO Business Trust, Pentland U.S.A., Inc., Donna Siciliano and Michael Smith (collectively, the “Sellers”), Bruce Ginsberg, Hal Parton, Gregg Ribatt, and Bennett Footwear Holdings, LLC (“Holdings”), Bennett Footwear Group LLC, Bennett Footwear Acquisition LLC, Bennett Footwear Retail LLC and Bennett Investment Corporation (“BIC” and, together with Holdings, Bennett Footwear Group LLC, Bennett Footwear Acquisition LLC, Bennett Footwear Retail LLC, the “Bennett Companies”). Under the terms of the Securities Purchase Agreement, the Company agreed to purchase all of the outstanding units in Holdings held by the Sellers, except for the units held by BIC, and all of the outstanding shares of capital stock of BIC held by Heritage (collectively, the “Purchased Securities”) in exchange for $205 million in cash, less net indebtedness, and subject to post-closing adjustment based on inventory and net equity. In addition, the Sellers may receive up to $42.5 million in contingent payments to be earned upon the achievement of certain performance targets over the next three years pursuant to an Earn-Out Agreement to be entered into by the Company and the sellers under the Securities Purchase Agreement.

The Sellers, Holdings, Heritage, the Bennett Companies and the Company each made customary representations, warranties and covenants in the Securities Purchase Agreement. The Securities Purchase Agreement contains certain termination rights for, among other things, material breach of the covenants contained in the agreement.

The transaction is expected to close in April or May 2005, and is subject to customary closing conditions, including obtaining regulatory approvals.

Copies of the Securities Purchase Agreement and the form of Earn-Out Agreement to be entered into upon closing of the Securities Purchase Agreement are filed as Exhibits 2.1 and 2.2 hereto and are incorporated by reference herein. The descriptions of the Securities Purchase Agreement and the Earn-Out Agreement contained herein are qualified in their entirety by the full texts of such exhibits.

On March 14, 2005, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference herein.

Commitment Letter

The Company also announced today that it has entered into a commitment letter (and ancillary agreements) with Banc of America Securities LLC and its affiliate (collectively, the “Banc of America Parties”) providing for a portion of the funding for its proposed acquisition of the Bennett Companies described above, including the repayment of certain existing indebtedness of the Bennett Companies.

Under the commitment letter, one of the Banc of America Parties commits to provide a $100,000,000 senior unsecured loan to the Company. The loan will be guaranteed by all existing and future subsidiaries of the Company that are guarantors under its existing credit facility.

The loan will mature 12 months from the date of consummation of the acquisition of the Bennett Companies. The loan will bear interest at the greater of a fixed rate of 8.25% or a floating rate based on three-month LIBOR, which rate will increase at the end of each three-month period that the loan is outstanding (subject to a cap). The term of the loan may be extended subject to the satisfaction of certain conditions precedent. The Company currently expects that the loan will be refinanced with the proceeds from a public or private offering of debt securities prior to the maturity of the loan.

The Banc of America Party’s obligation under the commitment letter to provide the loan are subject to the satisfaction of usual and customary conditions precedent for a transaction of this type, including, generally, conditions relating to the Company, conditions relating to documentation of the loan, consummation of the acquisition of the Bennett Companies, the absence of a material adverse change in the business, operations or condition of the Company and the Bennett Companies, taken as a whole, conditions relating to the satisfaction of a leverage covenant on a pro forma basis after giving effect to the transaction and the receipt of governmental and third party consents. There can be no assurances that the conditions under the commitment letter will be satisfied. Under the commitment letter, the Company undertakes to indemnify the Banc of America Parties against certain liabilities and to reimburse them for certain fees and expenses.

The Company currently expects that the loan will be drawn down in April or May 2005.

Credit Agreement Amendment

In connection with the acquisition of the Bennett Companies described above, on March 14, 2005, the Company entered into a first amendment (the “First Amendment”) to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), dated as of July 21, 2004, among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, certain of its subsidiaries and Bank of America, N.A., as administrative agent and collateral agent, LaSalle Bank, National Association, as syndication agent, Wells Fargo Foothill, LLC, as documentation agent, and the other financial institutions party thereto, as lenders. The First Amendment also amends the Amended and Restated Security Agreement (the “Security Agreement”), dated as of July 21, 2004, among the Company, certain of its subsidiaries, and Bank of America, N.A., as Collateral Agent.

The First Amendment amends the Amended and Restated Credit Agreement to permit the transactions contemplated by the Securities Purchase Agreement by:

•
modifying the definition of the term “Change in Control” to include within the definition any “change in control” or similar event however defined in any documents governing material indebtedness of any loan party;

•	expanding permitted indebtedness to permit certain earn-out obligations from the prohibition of additional indebtedness;
•	expanding permitted indebtedness to permit certain bridge loans and public and private note issuances;

•	expanding the exception for permitted indebtedness assumed by subsidiaries of the Company;
•	expanding permitted liens to permit prior existing liens on certain assets of future loan parties;
•	expanding permitted liens to permit liens on cash and cash equivalents to secure letters of credit that are permitted under the Amended and Restated Credit Agreement;
•
requiring the Company to pay to the Administrative Agent all proceeds from a sale of assets not in the ordinary course, if at the time of such sale a cash dominion event (e.g. the occurrence of an event of default or the failure to maintain excess availability under the Amended and Restated Credit Agreement of at least $35 million);

•	modifying the prohibition on entering into agreements that would place limitations on the ability to grant liens or pay dividends, and narrowing the prohibition from a general to a specific one; and
•
excluding payments by the Company of interest, principal or fees due in connection with indebtedness incurred in connection with financing the acquisition, and the refinancing of the such indebtedness, from the prohibition on such actions.

The First Amendment also modifies the terms in the Security Agreement restricting and permitting certain transfers of collateral, subject to permitted consignments, and so that the terms are consistent with the amendments to the Amended and Restated Credit Agreement.

The lenders will receive customary fees in connection with the First Amendment.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 23, 2004.

Material relationships in respect of the Commitment Letter and the Credit Agreement Amendment. In the ordinary course of their business, Banc of America Securities LLC or its affiliates have engaged, are engaged and may in the future engage in commercial banking, financial advisory and/or investment banking transactions with the Company and its affiliates. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent and a lender under the Company’s existing credit facility. Banc of America Securities LLC is acting as the Company’s financial adviser in connection with its acquisition of the Bennett Companies and may participate in future securities offerings by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under “Securities Purchase Agreement” and “Credit Agreement Amendment” in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

2.1
Securities Purchase Agreement by and among Brown Shoe Company, Inc. and Heritage Fund III, L.P., Heritage Fund IIIA, L.P., Heritage Investors III, L.P., BICO Business Trust, Pentland U.S.A., Inc., Donna Siciliano, Michael Smith, Bruce Ginsberg, Hal Parton, Gregg Ribatt, Bennett Footwear Holdings, LLC, Bennett Footwear Group LLC, Bennett Footwear Acquisition LLC, Bennett Footwear Retail LLC and Bennett Investment Corporation dated as of March 14, 2005

2.2
Form of Earnout Agreement by and among the Heritage Fund III, L.P., Heritage Fund IIIA, L.P. and Heritage Investors III, L.L.C. (collectively, “Heritage”), BICO Business Trust (“BICO”), Pentland U.S.A., Inc. (“Pentland”), Donna Siciliano and Michael Smith, Heritage Partners Management Company, LLP, as representative, and Brown Shoe Company, Inc.

10.1
First Amendment dated as of March 14, 2005, to the Amended and Restated Credit Agreement among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and Bank of America, N.A., as administrative agent and collateral agent, LaSalle Bank, National Association, as syndication agent, Wells Fargo Foothill, LLC, as documentation agent, and the other financial institutions party thereto, as lenders, and the Security Agreement.

99.1	Press Release dated March 14, 2005, relating to the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: March 14, 2005	By:	/s/ Michael I. Oberlander
Name: Michael I. Oberlander
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1
Securities Purchase Agreement by and among Brown Shoe Company, Inc. and Heritage Fund III, L.P., Heritage Fund IIIA, L.P., Heritage Investors III, L.P., BICO Business Trust, Pentland U.S.A., Inc., Donna Siciliano, Michael Smith, Bruce Ginsberg, Hal Parton, Gregg Ribatt, Bennett Footwear Holdings, LLC, Bennett Footwear Group LLC, Bennett Footwear Acquisition LLC, Bennett Footwear Retail LLC and Bennett Investment Corporation dated as of March 14, 2005

2.2
Form of Earnout Agreement by and among the Heritage Fund III, L.P., Heritage Fund IIIA, L.P. and Heritage Investors III, L.L.C. (collectively, “Heritage”), BICO Business Trust (“BICO”), Pentland U.S.A., Inc. (“Pentland”), Donna Siciliano and Michael Smith, Heritage Partners Management Company, LLP, as representative, and Brown Shoe Company, Inc.

10.1
First Amendment dated as of March 14, 2005, to the Amended and Restated Credit Agreement among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and Bank of America, N.A., as administrative agent and collateral agent, LaSalle Bank, National Association, as syndication agent, Wells Fargo Foothill, LLC, as documentation agent, and the other financial institutions party thereto, as lenders, and the Security Agreement.

99.1	Press Release dated March 14, 2005, relating to the acquisition.